[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 10.24

First Amendment to Letter of Intent

        This First Amendment (the "Amendment") to the letter agreement by and between the Affymax, Inc. ("Affymax"), a Delaware corporation located at 4001 Miranda Avenue, Palo Alto California, and American Peptide Company, Inc. ("APC") a California corporation with registered offices at 777 Evelyn Avenue, Sunnyvale, California, and dated of even date herewith ("Letter Agreement") is entered into this 9th day of October 2003.

BACKGROUND

        Affymax and APC have entered into the Letter Agreement, which is incorporated herein by reference, whereunder Affymax and APC agreed to certain terms with respect to a process development and supply relationship in which APC will manufacture and supply Affymax with Affymax's requirements for Affymax's proprietary peptide product Hematide through Phase II clinical trials. The terms of the Letter Agreement relate to Hematide having a [*] polyethylene glycol ("[*] PEG").

        For the purpose of enhancing the commercial potential of Hematide at an expedited pace, both parties desire to cooperate further in conducting manufacture, testing and release of clinical grade (cGMP) Hematide which incorporates a [*]polyethylene glycol ("[*] PEG") under the same terms as the Letter Agreement except as specifically modified herein.

        Now, therefore, in consideration of the mutual obligations set forth herein and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Affymax and APC agree as follows:

AGREEMENT

        The parties agree that the following terms and modifications shall supercede the corresponding provisions in the Letter Agreement:

        Affymax and APC have decided to substitute Hematide containing [*] PEG ("[*] PEG Hematide") and designated as [*] which shall be manufactured in place of Hematide containing [*] PEG [*]. The [*] PEG Hematide shall be manufactured using [*] PEG obtained from Nektar per Affymax's request and shipped directly to APC. If APC receives at least 75-80 grams of [*] PEG from Nektar prior to October 3, 2003, then APC shall release and deliver to Affymax on or before November 28, 2003 a minimum of thirty (30) grams of Early Stage Drug Substance comprising gross weight of [*] PEG Hematide. The Specifications for this Early Stage Drug Substance is described in the attached Exhibits A and B which supercede the corresponding Exhibits in the Letter Agreement.

        Affymax shall cause to be delivered to APC an additional shipment of Nektar PEG and, if delivered to APC by October 31, 2003, APC shall release and deliver a second batch of Early

Stage Drug Substance fulfilling the Affymax order for a total of one-hundred (100) grams total nine (9) weeks after APC's QA release of the [*] PEG which shall result in product release and shipment no later than twelve (12) weeks subsequent to October 31, 2003. The cost per gram for Early Stage Drug Substance for the two batches totaling one-hundred (100) grams shall be [*] for Early Stage Drug Substance conforming to the Specifications. Affymax shall supply [*] PEG to APC at a cost of [*] to be credited against any future invoice from APC payable by Affymax. APC shall return any unused portion of the [*] PEG to Affymax after conjugation is complete and shall receive a reciprocal credit from Affymax of $100 per gram for the unused PEG.

        Affymax agrees to reimburse APC for up to [*] of unused [*] PEG (Sunbrite) and APC shall ship said [*] PEG to Affymax prior to October 31, 2003.

        This document serves as authorization from Affymax for APC to utilize the Nektar [*] PEG as specified in the current BPR for manufacture of the Early Stage Drug Substance.

        IN WITNESS THEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers or representatives on the date first above written.

"AFFYMAX" Affymax, Inc.		"APC" American Peptide Company
By:	/s/ ARLENE MORRIS	By:	/s/ SHAWN LEE
Name:	Arlene M. Morris	Name:	Shawn Lee
Title:	President and CEO	Title:	Chief Operating Officer
Date:	October 9, 2003	Date:	October 9, 2003

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibits A and B attached following

Exhibit A

Product

Product Number	Sequence	Purity By HPLC	Quantity Gross	Price (US$)	Delivery (wks)
323012	[*]	= or [*]	2 batches total min 75g to max 100g	[*]	[*]

Exhibit B

Specifications for Release [*] Intermediate:

Attribute	Specifications	Test Methods
[*]	[*]	[*]

Specifications for GMP Release [*]:

Attribute	Specifications	Test Methods
[*]	[*]	[*]

Additional Specifications for [*] for Information Only:

Attribute	Specifications	Test Methods	Cost
[*]	[*]	[*]	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.